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                                                                    Exhibit 99.1
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[GRAPHIC OMITTED]                        General Office o Distribution Center
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                                       130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723


FOR:                                       FROM:
A.C. Moore Arts & Crafts, Inc.             Gregory FCA Communications, Inc.
Leslie Gordon                              For More Information Contact:
Chief Financial Officer                    Joe Crivelli
(856) 768-4930                             (610) 642-8253


FOR IMMEDIATE RELEASE
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                  A.C. MOORE'S FOURTH QUARTER SALES INCREASE 6%

BERLIN, NEW JERSEY, JANUARY 5, 2006- A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) today reported sales of $188.0 million for the fourth quarter ended December 31, 2005, an increase of 6.1% over sales of $177.3 million during the fourth quarter of 2004. The Company opened four stores in the quarter, bringing the total store count to 109. Same store sales in the fourth quarter of 2005 decreased by 4.0% versus 2004, below the Company's previous expectations for the quarter. Customer traffic was down 4.9% and the average ticket increased by 0.9%.

For the year ended December 31, 2005, sales were $539.4 million, an increase of 8.4% over sales of $497.6 million during the year ended December 31, 2004. Same store sales decreased by 2.6% for the year.

Jack Parker, Chief Executive Officer, stated, "Overall, we were disappointed with our results which were significantly impacted by the decline in our yarn business. If we exclude that category, which had nearly triple digit increases in 2004, our comp store sales would have been flat. We were encouraged by the strength in our seasonal, floral, jewelry making and general craft businesses. As we anticipated, the fourth quarter was very promotional, however, our seasonal sell through was strong and our inventories are in excellent condition going into 2006."

On Friday, January 20, 2006 at 11 a.m. EST, the Company will host a conference call to discuss the fourth quarter sales results, update earnings expectations for 2005, and provide a forecast for 2006.



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To participate in the call on January 20th, please call 973-409-9254. If you are unable to access the live call, please dial 973-341-3080 and enter pin number 6887009 to access the taped digital replay. The replay will be available at approximately 1:00 p.m. on January 20th and will remain available until Thursday, February 23rd at 11:59 p.m.

A simultaneous webcast of the conference call may be accessed at http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until January 20, 2007.

A. C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 109 stores in the Eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, our ability to maintain an effective system of internal control over financial reporting, and other risks detailed in the Company's Securities and Exchange Commission filings.